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                                                                      EXHIBIT 12


                         AMERICAN RESTAURANT GROUP, INC.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                                                               THIRTEEN WEEKS
                                                                   YEAR ENDED                                       ENDED
                                         --------------------------------------------------------------      -------------------
                                         DECEMBER      DECEMBER     DECEMBER      DECEMBER     DECEMBER       MARCH       MARCH
                                            27,           26,          25,           30,          29,           31,         30,
                                           1993          1994         1995          1996         1997          1997        1998
                                         --------      --------     --------      --------     --------      -------      ------
Earnings (Loss) Before Taxes &
 Extraordinary Items .................   ($19,418)     ($12,073)    ($39,596)     ($36,692)    ($20,229)     ($2,125)     $1,502

Fixed Charges & Preferred Stock
 Dividends ...........................     34,467        37,711       38,494        39,170       38,929        9,597       8,453

Total Earnings Before Taxes,
 Extraordinary Items & Fixed
 Charges .............................   $ 15,049      $ 25,638     ($ 1,102)     $  2,478     $ 18,700      $ 7,472      $9,955
                                         ========      ========     ========      ========     ========      =======      ======

Fixed charges
 Rent Expense (excluding & rent) .....     19,283        20,523       21,844        23,919       29,874        7,553       7,088
 Interest Factor .....................       33.0%        133.0%        33.0%         33.0         33.0%        33.0%       33.0%
                                         --------      --------     --------      --------     --------      -------      ------
Interest Portion of Rent Expense .....      6,363         6,773        7,209         7,893        9,858        2,492       2,339

Interest Expense .....................     23,741        27,691       28,004        27,714       23,984        5,925       5,521

Amortization of Debt Costs ...........      4,363         3,247        3,281         3,563        5,087        1,180         593
                                         --------      --------     --------      --------     --------      -------      ------
 Total Fixed Charges .................     34,467        37,711       38,494        39,170       38,929        9,597       8,453
                                         ========      ========     ========      ========     ========      =======      ======

Debt Costs ...........................                                                                                     2,191
Amortization of Debt Costs-
 Preferred ...........................                                                                                        33

Preferred Stock Outstanding ..........                                                                                    35,000
Preferred Stock Dividends ............                                                                                       386
 Pre-Tax Factor ......................                                                                                         1
                                                                                                                          ------
Pre-Tax Preferred Stock Dividends ....                                                                                       386

Liquidation Preference ...............                                                                                       175
                                                                                                                          ------
 Total Preferred Dividends & Fees ....                                                                                       594
                                                                                                                          ------
Total Fixed Charges & Preferred
 Stock Dividends .....................   $ 34,467      $ 37,711     $ 38,494      $ 39,170     $ 38,929      $ 9,597      $9,047
                                         ========      ========     ========      ========     ========      =======      ======

Ratio of Earnings to Fixed Charges ...      0.437         0.680       (0.029)        0.063        0.480        0.779       1.178

Insuffient Amount ....................   $ 19,418      $ 12,073     $ 39,596      $ 36,692     $ 20,229      $ 2,125

Ratio of Earnings to Fixed Charges
 & Preferred Stock Dividends .........      0.437         0.680       (0.029)        0.063        0.480        0.779       1.100

Insufficient Amount ..................   $ 19,418      $ 12,073     $ 39,596      $ 36,692     $ 20,229      $ 2,125
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